UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, Nuvectra Corporation (the “Company”) and J. Paul Hanchin, the President of the Company, mutually agreed to Mr. Hanchin’s separation of employment from the Company, effective as of June 27, 2019.

Upon Mr. Hanchin’s execution of a mutually agreed upon Separation and Release Agreement consistent with the terms and conditions set forth in his Severance Agreement between the Company and Mr. Hanchin, dated April 8, 2016 (the “Severance Agreement”), the Company would pay Mr. Hanchin a severance payment in an amount equal to his current annual base salary plus an amount equal to 12 months of premiums for his continuing COBRA coverage. He would also be entitled to vest in his outstanding stock options and restricted stock units previously granted to him accordance with the existing vesting schedules up to September 27, 2019. Prior to receiving such severance payments, Mr. Hanchin must deliver and not revoke such Separation and Release Agreement, which will also contain non-compete, non-disparagement and non-solicitation restrictions through June 27, 2020, as well as a non-disclosure obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: June 28, 2019	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer